UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: October 23, 2012
(Date of earliest event reported)

PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual Meeting of Stockholders was held on October 23, 2012.

(b)
There were present at the meeting, either in person or by proxy, holders of 327,346,959 common shares. Stockholders elected the nine nominees, constituting our entire Board of Directors (the “Board”), to hold office until the next Annual Meeting of Stockholders in 2013; approved the advisory vote on executive compensation; and ratified the selection of our independent registered public accounting firm.

Results of stockholder voting are as follows:

Election of Directors	For	Against	Abstain	Broker Non-Votes
B. Thomas Golisano	260,998,684	2,851,288	611,066	62,885,921
Joseph G. Doody	262,080,327	1,717,836	662,875	62,885,921
David J. S. Flaschen	258,802,633	4,993,136	665,269	62,885,921
Phillip Horsley	260,224,824	3,558,783	677,431	62,885,921
Grant M. Inman	259,043,038	4,758,970	659,030	62,885,921
Pamela A. Joseph	262,997,588	823,181	640,269	62,885,921
Martin Mucci	261,509,827	2,301,418	649,793	62,885,921
Joseph M. Tucci	256,585,686	7,170,107	705,245	62,885,921
Joseph M. Velli	260,240,741	3,521,651	698,646	62,885,921

Advisory Vote To Approve Named Executive Officer Compensation	For	Against	Abstain	Broker Non-Votes
	257,236,136	6,020,316	1,204,586	62,885,921

Ratification of Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm	For	Against	Abstain
	323,265,975	3,206,158	874,826

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
PAYCHEX, INC.

Date:	October 26, 2012	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 26, 2012	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer